UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2013

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1763172	27-0997534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2365 Iron Point Road, Suite 190 Folsom, CA 95630

(Address of principal executive offices, including zip code)

(888) 818-2385

(Registrant’s telephone number, including area code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 29, 2013, we filed a Certificate of Amendment with the Nevada Secretary of State to effect a 1:300 reverse stock split (the “Reverse Split”). The effective date of the Reverse Split will be August 2, 2013 (the “Effective Date”). On the Effective Date, every 300 outstanding shares of our common stock shall, without further action by us or the holders thereof, become one share of common stock. No fractional shares shall be issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive a fractional share will be entitled to receive one whole share. As of the Effective Date, our authorized shares of common stock shall be reduced in proportion to the split ratio. Accordingly, our 300,000,000 shares of authorized common stock prior to the Effective Date shall become 1,000,000 shares of authorized common stock on the Effective Date. Under Nevada law, the Reverse Split and corresponding reduction in authorized common stock did not require shareholder approval. The Reverse Split did not effect our authorized preferred stock which remains at 10,000,000 shares.

Item 8.01	Other Events.

On July 31, 2013, we received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate a 1-for-300 reverse stock split of all of our issued and outstanding shares of common stock in the market at the open of business on August 2, 2013. At such time, our trading symbol will temporarily change to “RACKD”. The added “D” will remain for 20 business days after which our trading symbol will revert back to “RACK”. As discussed in Item 5.03 above, when the reverse stock split becomes effective, every three hundred shares of our pre-split issued and outstanding shares of our common stock, par value 0.0001 per share, shall be automatically converted into one post-split share of our common stock, without any change in the par value of the shares, and with a corresponding reduction of the number of shares of common stock we are authorized to issue. All fractional shares which would otherwise result from the reverse stock split will be rounded up. The new CUSIP number for our common stock following the reverse stock split will be 75008R203. Immediately prior to the reverse stock split we will have 135,065,034 common shares issued and outstanding and we will have approximately 450,318 common shares issued and outstanding immediately after the reverse stock split.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation of Rackwise, Inc., filed with the Secretary of State of the State of Nevada on July 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: August 1, 2013	By:	/s/ Guy A. Archbold
Guy A. Archbold Chief Executive Officer, President and Chairman of the Board